Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports 2019 Second Quarter and First Half Results

Growth in net revenue, margins and EPS in first half compared to record 2018

Continued growth in operating margin, net income and EPS in second quarter

CHICAGO, July 29, 2019 — Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services globally, today announced financial results for its second quarter and six months ended June 30, 2019.

Highlights:

•	For the six-month period ended June 30, 2019, operating income increased 10.0%, operating margin expanded by 90 bps to 10.1% and net income increased 21.9% on net revenue growth of 0.5%

•	Net revenue in the second quarter of $173.1 million declined 5.4% (3.6% on constant currency basis) compared to the 2018 second quarter that included an unusually high number of revenue upticks

•	Expanded operating margin to 10.6% compared to 10.1% in last year’s second quarter, and EBITDA margin increased to 13.9% from 12.9%

•	Net income increased 24.6% to $14.3 million and diluted EPS was $0.73, compared to 2018 second quarter net income of $11.5 million and diluted EPS of $0.59

“We are pleased with second quarter and year-to-date results,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “We are running just as hard as we did in 2018, a record year, and are still seeing solid market conditions, even with the geographic variability. Moreover, we are operating the business more efficiently and delivering continued improvements in profitability, net income and EPS. We are executing on our 2019 initiatives, focused on delivering a fully integrated, premium service offering to our clients, and believe we are in a strong position to capitalize on current market demand.”

2019 Second Quarter Results

Consolidated net revenue (revenue before reimbursements) of $173.1 million declined 5.4%, or $9.9 million, from $183.1 million in the 2018 second quarter. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 1.9%, or $3.4 million, consolidated net revenue declined 3.6%, or $6.5 million.

Executive Search net revenue of $158.5 million declined 4.8%, or $8.0 million, from $166.5 million in the 2018 second quarter. Excluding the impact of exchange rate fluctuations which impacted results by 1.9%, or $3.1 million, Executive Search net revenue declined 2.9%, or $4.9 million. Net revenue declined 2.1% in the Americas, 6.5% in Europe (1.0% on a constant currency basis) and 12.7% in Asia Pacific (9.4% on a constant currency basis). All industry practice groups experienced a reduction in billings with the exception of the Healthcare & Life Sciences practice.

There were 371 Executive Search consultants at June 30, 2019 compared to 349 at June 30, 2018 and 370 at March 31, 2019. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.7 million compared to $1.9 million in the 2018 second quarter. The average revenue per executive search increased to $124,200 compared to $119,400 in the 2018 second quarter, while the number of confirmed searches was off 8.5% compared to the 2018 second quarter.

Heidrick Consulting net revenue decreased 12.0%, or $2.0 million, to $14.6 million from $16.6 million in the 2018 second quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by 2.4%, or $0.4 million, Heidrick Consulting net revenue declined 9.8%, or $1.6 million. The decline in revenue reflects lower productivity and the timing of project engagements. There were 68 Heidrick Consulting consultants at June 30, 2019 compared to 69 at June 30, 2018 and 67 at March 31, 2019.

Consolidated salaries and benefits expense declined 5.5%, or $7.1 million, to $120.6 million from $127.7 million in the 2018 second quarter. Fixed compensation expense increased $3.0 million, due to higher stock compensation expense, and retirement and other benefits expense. Variable compensation expense declined $10.0 million, mostly related to lower revenue in the quarter. Salaries and benefits expense was 69.7% of net revenue for the quarter, the same as for the 2018 second quarter.

General and administrative expenses improved 7.5%, or $2.8 million, to $34.2 million from $36.9 million in the 2018 second quarter. Savings were achieved in several expense categories, but the largest year-over-year improvement was a reduction in professional services fees. As a percentage of net revenue, general and administrative expenses were 19.7% compared to 20.2% in the 2018 second quarter.

Operating income of $18.4 million in the 2019 second quarter was consistent with the 2018 second quarter operating income of $18.5 million, however the operating margin expanded to 10.6% from 10.1%. Adjusted EBITDA in the 2019 second quarter grew 2.0%, or $0.5 million, to $24.0 million from $23.6 million in the 2018 second quarter. Adjusted EBITDA margin improved to 13.9% from 12.9% in the 2018 second quarter. The improvements in operating margin, adjusted EBITDA and adjusted EBITDA margin were primarily driven by company’s ability to reduce salaries and benefits expense and general and administrative expenses.

Net income increased to $14.3 million and diluted earnings per share was $0.73 with an effective tax rate of 26.7% in the quarter. This compares favorably to net income of $11.5 million and diluted earnings per share of $0.59 with an effective tax rate of 37.7% in last year’s second quarter. The full-year projected tax rate is in the low 30% range excluding any one-time items.

Net cash provided by operating activities was $33.4 million in the 2019 second quarter, compared to $30.4 million in the 2018 second quarter. Cash and marketable securities at June 30, 2019 were $144.0 million, compared to $279.9 million at December 31, 2018, and $85.8 million at June 30, 2018. The company’s cash position typically builds throughout the year as bonuses are accrued, mostly to be paid out in the first quarter.

2019 Six Months Results

For the six months ended June 30, 2019 consolidated net revenue of $344.7 million increased 0.5%, or $1.6 million, from $343.1 million in the first six months of 2018. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 2.2%, or $7.8 million, consolidated net revenue increased 2.7% or $9.4 million.

Executive Search net revenue in the first six months of 2019 increased 1.4%, or $4.5 million, to $316.8 million from $312.3 million in the first six months of 2018. Excluding the impact of exchange rate fluctuations which negatively impacted results by 2.2%, or $7.2 million, net revenue increased 3.7%, or $11.7 million. Net revenue increased 5.7% in the Americas, but declined 6.2% in Europe (increased 0.1% on a constant currency basis), and 3.5% in Asia Pacific (increased 0.7% on a constant currency basis). Growth in the Consumer Markets, Healthcare & Life Sciences, Industrial, and Global Technology & Services practices were offset by declines in the Financial Services and Education & Social Enterprise practices. Productivity was $1.7 million for the first six months of 2019 compared to $1.8 million in the first six months of 2018. The average revenue per executive search increased to $123,900 in the first six months of 2019 from $117,600 the same period in 2018, while the number of executive searches confirmed was off 3.8%.

Heidrick Consulting net revenue in the first six months of 2019 declined 9.5%, or $2.9 million, to $27.9 million from $30.8 million in the first six months of 2018. Excluding the impact of exchange rate fluctuations, Heidrick Consulting revenue declined 7.4%, or $2.3 million. The year-over-year change reflects lower productivity and the timing of project engagements.

Operating income for the first six months of 2019 increased 10.0%, or $3.2 million, to $34.7 million from $31.6 million in the same period of 2018. The operating margin improved to 10.1% compared to 9.2% in the first six months of 2018. Adjusted EBITDA for the first six months of 2019 increased to $44.7 million and Adjusted EBITDA margin was 13.0%, compared to Adjusted EBITDA of $42.0 million and Adjusted EBITDA margin of 12.2% for the same period in 2018.

Net income for the first six months of 2019 increased to $26.4 million and diluted earnings per share was $1.35, with an effective tax rate of 31.2%. This compares net income of $21.6 million and diluted earnings per share of $1.12 in the first six months of 2018, with an effective tax rate of 30.9%.

2019 Third Quarter Outlook

The company expects 2019 third quarter consolidated net revenue of between $175 million and $185 million. The outlook is based on the average currency rates in June 2019 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Heidrick Consulting assignments, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Dividend

The Board of Directors has declared a 2019 third quarter cash dividend of $0.15 per share payable on August 23, 2019 to shareholders of record at the close of business on August 9, 2019.

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its 2019 second quarter financial results today, July 29 at 4:00 pm Central Time/ 5:00 pm Eastern Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com or by dialing (647)689-6618, conference ID# 7484248. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world’s top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search 65 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Non-GAAP Financial Measures To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. Reconciliations of these non-GAAP financial measures with the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

•

Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity- settled stock compensation expense, earnout accretion expense related to acquisitions, and other non-operating income (expense).

•	Adjusted EBITDA margin refers to Adjusted EBITDA as a percentage of net revenue in the same period.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements.

Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; our clients’ ability to restrict us from recruiting their employees; the aggressive competition we face; our heavy reliance on information management systems; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; the fact that we may not be able to align our cost structure with net revenue; unfavorable tax law changes and tax authority rulings; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2018, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investors & Analysts:

Julie Creed—Vice President, Real Estate & Investor Relations

+1 312 496 1774, jcreed@heidrick.com

Media:

Nina Chang—Vice President, Corporate Communications

+1 212 551 1634, nchang@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2019	2018	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$173,122	$183,059	$(9,937)	(5.4%)
Reimbursements	5,051	4,630	421	9.1%

Total revenue	178,173	187,689	(9,516)	(5.1%)

Operating expenses
Salaries and employee benefits	120,601	127,679	(7,078)	(5.5%)
General and administrative expenses	34,168	36,919	(2,751)	(7.5%)
Reimbursed expenses	5,051	4,630	421	9.1%

Total operating expenses	159,820	169,228	(9,408)	(5.6%)

Operating income	18,353	18,461	(108)	(0.6%)

Non-operating income (expense)
Interest, net	412	(2)
Other, net	708	(48)

Net non-operating income (expense)	1,120	(50)

Income before income taxes	19,473	18,411
Provision for income taxes	5,193	6,948

Net income	14,280	11,463
Other comprehensive income, net of tax	5	(3,816)

Comprehensive income	$14,285	$7,647

Basic weighted average common shares outstanding	19,120	18,934
Dilutive common shares	311	394

Diluted weighted average common shares outstanding	19,431	19,328

Basic net income per common share	$0.75	$0.61
Diluted net income per common share	$0.73	$0.59

Salaries and employee benefits as a % of net revenue	69.7%	69.7%
General and administrative expense as a % of net revenue	19.7%	20.2%
Operating income as a % of net revenue	10.6%	10.1%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2019	2018	$ Change	% Change	2019 Margin *	2018 Margin *
Revenue
Executive Search
Americas	$100,517	$102,692	$(2,175)	(2.1%)
Europe	34,864	37,286	(2,422)	(6.5%)
Asia Pacific	23,163	26,517	(3,354)	(12.6%)

Total Executive Search	158,544	166,495	(7,951)	(4.8%)
Heidrick Consulting	14,578	16,564	(1,986)	(12.0%)

Revenue before reimbursements (net revenue)	173,122	183,059	(9,937)	(5.4%)
Reimbursements	5,051	4,630	421	9.1%

Total revenue	$178,173	$187,689	$(9,516)	(5.1%)

Operating income (loss)
Executive Search
Americas	$28,551	$26,012	$2,539	9.8%	28.4%	25.3%
Europe	1,157	2,295	(1,138)	(49.6%)	3.3%	6.2%
Asia Pacific	3,315	2,891	424	14.7%	14.3%	10.9%

Total Executive Search	33,023	31,198	1,825	5.8%	20.8%	18.7%
Heidrick Consulting	(4,793)	(3,997)	(796)	(19.9%)	(32.9%)	(24.1%)

Total segments	28,230	27,201	1,029	3.8%	16.3%	14.9%
Global Operations Support	(9,877)	(8,740)	(1,137)	(13.0%)	(5.7%)	(4.8%)

Total operating income	$18,353	$18,461	$(108)	(0.6%)	10.6%	10.1%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2019	2018	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$344,716	$343,130	$1,586	0.5%
Reimbursements	9,731	9,217	514	5.6%

Total revenue	354,447	352,347	2,100	0.6%

Operating expenses
Salaries and employee benefits	241,419	239,088	2,331	1.0%
General and administrative expenses	68,553	72,460	(3,907)	(5.4%)
Reimbursed expenses	9,731	9,217	514	5.6%

Total operating expenses	319,703	320,765	(1,062)	(0.3%)

Operating income	34,744	31,582	3,162	10.0%

Non-operating income (expense)
Interest, net	1,220	237
Other, net	2,351	(496)

Net non-operating income (expense)	3,571	(259)

Income before income taxes	38,315	31,323
Provision for income taxes	11,948	9,692

Net income	26,367	21,631
Other comprehensive income, net of tax	325	(2,226)

Comprehensive income	$26,692	$19,405

Basic weighted average common shares outstanding	19,062	18,880
Dilutive common shares	469	509

Diluted weighted average common shares outstanding	19,531	19,389

Basic net income per common share	$1.38	$1.15
Diluted net income per common share	$1.35	$1.12

Salaries and employee benefits as a % of net revenue	70.0%	69.7%
General and administrative expense as a % of net revenue	19.9%	21.1%
Operating income as a % of net revenue	10.1%	9.2%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019 Margin *	2018 Margin *
Revenue
Executive Search
Americas	$199,822	$188,995	$10,827	5.7%
Europe	68,417	72,967	(4,550)	(6.2%)
Asia Pacific	48,610	50,365	(1,755)	(3.5%)

Total Executive Search	316,849	312,327	4,522	1.4%
Heidrick Consulting	27,867	30,803	(2,936)	(9.5%)

Revenue before reimbursements (net revenue)	344,716	343,130	1,586	0.5%
Reimbursements	9,731	9,217	514	5.6%

Total revenue	$354,447	$352,347	$2,100	0.6%

Operating income (loss)
Executive Search
Americas	$51,000	$46,647	$4,353	9.3%	25.5%	24.7%
Europe	3,322	5,549	(2,227)	(40.1%)	4.9%	7.6%
Asia Pacific	8,221	7,194	1,027	14.3%	16.9%	14.3%

Total Executive Search	62,543	59,390	3,153	5.3%	19.7%	19.0%
Heidrick Consulting	(9,620)	(9,227)	(393)	(4.3%)	(34.5%)	(30.0%)

Total segments	52,923	50,163	2,760	5.5%	15.4%	14.6%
Global Operations Support	(18,179)	(18,581)	402	2.2%	(5.3%)	(5.4%)

Total operating income	$34,744	$31,582	$3,162	10.0%	10.1%	9.2%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
Current assets
Cash and cash equivalents	$105,314	$279,906
Marketable securities	38,698	—
Accounts receivable, net	146,982	114,977
Prepaid expenses	23,193	22,766
Other current assets	30,082	29,598
Income taxes recoverable	6,171	3,620

Total current assets	350,440	450,867

Non-current assets
Property and equipment, net	30,788	33,871
Operating lease right-of-use assets	104,449	—
Assets designated for retirement and pension plans	14,909	15,035
Operating income (loss) Investments	23,647	19,442
Other non-current assets	21,725	22,276
Goodwill	122,070	122,092
Other intangible assets, net	1,730	2,216
Deferred income taxes	34,252	34,830

Total non-current assets	353,570	249,762

Total assets	$704,010	$700,629

Current liabilities
Accounts payable	$8,107	$9,166
Accrued salaries and employee benefits	124,923	227,653
Deferred revenue, net	37,424	40,673
Operating lease liabilities	31,895	—
Other current liabilities	26,186	33,219
Income taxes payable	6,779	8,240

Total current liabilities	235,314	318,951

Non-current liabilities
Accrued salaries and employee benefits	47,852	57,234
Retirement and pension plans	43,922	39,865
Operating lease liabilities	84,156	—
Other non-current liabilities	4,317	17,423

Total non-current liabilities	180,247	114,522

Stockholders' equity	288,449	267,156

Total liabilities and stockholders' equity	$704,010	$700,629

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2019	2018
Cash flows—operating activities
Net income	$14,280	$11,463
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,614	3,309
Deferred income taxes	176	(249)
Stock-based compensation expense	3,368	2,076
Accretion expense related to earnout payments	167	283
Gain on marketable securities	(116)	—
Changes in assets and liabilities, net of effects of acquisitions:	—
Accounts receivable	(11,926)	(23,373)
Accounts payable	(1,077)	(926)
Accrued expenses	30,722	45,528
Restructuring accrual	(508)	(3,243)
Deferred revenue	(1,654)	(854)
Income taxes payable, net	(6,531)	(3,569)
Retirement and pension assets and liabilities	136	(1,511)
Prepaid expenses	2,992	927
Other assets and liabilities, net	747	585

Net cash provided by operating activities	33,390	30,446

Cash flows—investing activities
Acquisition of business	—	49
Capital expenditures	(895)	(1,366)
Purchases of available for sale investments	(38,799)	(143)
Proceeds from sale of available for sale investments	119	1,419

Net cash used in investing activities	(39,575)	(41)

Cash flows—financing activities
Proceeds from line of credit	—	—
Payments on line of credit	—	(12,000)
Cash dividends paid	(2,968)	(2,571)
Payment of employee tax withholdings on equity transactions	—	—
Acquisition earnout payments	—	—

Net cash used in financing activities	(2,968)	(14,571)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(295)	(3,397)

Net decrease in cash, cash equivalents, and restricted cash	(9,448)	12,437
Cash, cash equivalents, and restricted cash at beginning of period	114,762	73,995

Cash, cash equivalents, and restricted cash at end of period	$105,314	$86,432

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows—operating activities
Net income	$26,367	$21,631
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,348	6,493
Deferred income taxes	512	(347)
Stock-based compensation expense	4,711	3,852
Accretion expense related to earnout payments	327	647
Gain on marketable securities	(116)	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(32,093)	(55,397)
Accounts payable	(978)	(1,797)
Accrued expenses	(115,500)	(60,116)
Restructuring accrual	(1,189)	(8,885)
Deferred revenue	(3,240)	(2,626)
Income taxes payable, net	(4,035)	(3,066)
Retirement and pension assets and liabilities	1,686	121
Prepaid expenses	(3,507)	(5,879)
Other assets and liabilities, net	(176)	(1,691)

Net cash used in operating activities	(121,883)	(107,060)

Cash flows—investing activities
Acquisition of business	—	(3,161)
Capital expenditures	(1,793)	(2,548)
Purchases of available for sale investments	(40,477)	(1,891)
Proceeds from sale of available for sale investments	232	1,564

Net cash used in investing activities	(42,038)	(6,036)

Cash flows—financing activities
Proceeds from line of credit	—	20,000
Payments on line of credit	—	(20,000)
Cash dividends paid	(5,903)	(5,042)
Payment of employee tax withholdings on equity transactions	(4,552)	(2,233)
Acquisition earnout payments	(407)	—

Net cash used in financing activities	(10,862)	(7,275)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(165)	(1,359)

Net decrease in cash, cash equivalents, and restricted cash	(174,948)	(121,730)
Cash, cash equivalents, and restricted cash at beginning of period	280,262	208,162

Cash, cash equivalents, and restricted cash at end of period	$105,314	$86,432

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue before reimbursements (net revenue)	$173,122	$183,059	$344,716	$343,130

Net income	14,280	11,463	26,367	21,631
Interest, net	(412)	2	(1,220)	(237)
Other, net	(708)	48	(2,351)	496
Provision for income taxes	5,193	6,948	11,948	9,692

Operating income	18,353	18,461	34,744	31,582

Adjustments
Salaries and employee benefits
Stock-based compensation expense	2,908	1,513	4,251	3,289
General and administrative expenses
Depreciation	2,378	2,832	4,872	5,628
Intangible amortization	235	477	475	865
Earnout accretion	167	283	327	647

Total adjustments	5,688	5,105	9,925	10,429

Adjusted EBITDA	$24,041	$23,566	$44,669	$42,011

Adjusted EBITDA Margin	13.9%	12.9%	13.0%	12.2%